                           [DRESSER INC. LETTERHEAD]



FOR IMMEDIATE RELEASE


          DRESSER, INC. REPORTS SECOND QUARTER, 2002 FINANCIAL RESULTS


DALLAS (Wednesday, August 14, 2002)--Dresser, Inc. today announced financial results for the second quarter ended June 30, 2002. The Company recorded revenues of $420.1 million for the period, an increase of 12.5% over the $373.4 million recorded for the same period last year. Operating income for the quarter ended June 30, 2002 was $34.6 million, a decrease of 19.2% compared to $42.8 million for the second quarter last year. EBITDA for the second quarter of 2002 was $44.9 million, a decrease of 20.0% from $56.1 million for the same period in 2001.

Gross margin for the quarter was 27.9%, compared to 31.0% for the same period in 2001. SG&A was 19.7% of revenues, compared to 19.6% for the year ago quarter. Increases in SG&A expenses were primarily related to higher volumes and acquisitions that were partially offset by the suspension of goodwill amortization in 2002 as a result of adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangibles." In the second quarter of 2001 goodwill amortization was $2.1 million.

Net income of $7.9 million was recorded in the second quarter of 2002 compared to net income of $18.7 million for the second quarter of 2001. As a result of the voluntary prepayment of $30 million made in June, announced previously, the Company's Tranche A senior term loans were extinguished, and a pre-tax non-cash charge of $0.3 million was taken in the second quarter to write off unamortized debt issuance costs.

Backlog at June 30, 2002 stood at $406.4 million, compared to $433.3 million on March 31, 2002 and $401.9 million on June 30, 2001.

Patrick Murray, President and Chief Executive Officer of Dresser, Inc., said, "Revenue growth in our Flow Control segment offset declines in our Power Systems segment. Gross margins and operating margins were lower, however, due to a less favorable mix in our valve product lines and poor market conditions for natural gas engines, instruments, and blowers. This is essentially the same trend we saw in the first quarter of the year."

FIRST QUARTER EARNINGS RESTATED DUE TO NON-CASH ITEMS

"At the end of the first quarter of this year," stated Murray, "we retired the majority of our Tranche A senior term loans as part of the $250 million add-on to our senior subordinated notes, as announced earlier. Subsequently, we retired the remainder of the Tranche A debt in the second quarter. As a result of these two repayments of the Tranche A senior debt, we are recording pre-tax non-cash charges of $12.9 million in the first quarter and $0.3 million in the

Dresser, Inc. Reports Second Quarter 2002 Financial Results                    2


second quarter to write off associated unamortized debt issuance costs. These non-cash charges are reflected as interest expense."

Continued Murray, "In addition, we are reversing a non-cash $9.3 million gain recorded in the first quarter that resulted from the completion of the Company's 2001 recapitalization. The $9.3 million gain, previously classified as `other income' is now classified as a direct addition to equity."

"Neither of these items affect the Company's previously reported EBITDA or cash flow in the first quarter," concluded Murray.

CONSOLIDATED FIRST HALF RESULTS COMPARED TO FIRST HALF OF LAST YEAR

For the first half of 2002, consolidated revenue was $800.3 million, an increase of 8.9% over the $734.9 million for the first half of 2001. Operating income for the first half of 2002 was $67.3 million, a decrease of 16.1% from the $80.2 million for the same period last year. EBITDA for the first half of 2002 was $88.6 million, a decrease of 17.2% from $107.0 million for the first half of 2001.

RECLASSIFICATION OF BUSINESS SEGMENT RESULTS DUE TO OPERATING UNIT
REORGANIZATIONS

"During the second quarter we reorganized operating units in the Flow Control and Measurement Systems segments to better address specific markets," stated Murray. "We transferred our meters, regulators, instruments, and piping specialties product lines out of Measurement Systems and into the Flow Control segment to develop better product and sales synergies with our valve product lines."

Murray went on to say that two operating units were created in the Flow Control segment, one focused on exploration & production, transmission, and distribution markets and the other focused on midstream process markets such as refining and petrochemical. Stuart M. Brightman and Charles S. Wolley will lead the two reorganized units.

Additionally, the Power Systems segment was renamed although the businesses comprising the segment will remain the same. The new name is Compression and Power Systems, which better reflects our business activities in this segment.

Beginning with this earnings release and this quarter's SEC filings business segment results will be reclassified to better reflect the operating unit reorganizations. Dresser, Inc. will continue to report in three segments, Flow Control, Measurement Systems, and Compression and Power Systems as before. The components within these segments have been changed as detailed in the following:

     o Flow Control will consist of all of the previous valve and actuator product lines with the addition of the instruments, meters, regulators, and piping specialties product lines

     o Measurement Systems will now only have the results of the retail fueling product line

Dresser, Inc. Reports Second Quarter 2002 Financial Results                   3


     o Compression and Power Systems components have not changed and the segment will continue to report the results of the natural gas engine and blowers product lines

There will be no changes to the consolidated results of Dresser, Inc. as a result of these reclassifications. Prior period segment results are presented on a comparable basis to reflect the new segmentation. In addition, a supplemental schedule is attached to this release reflecting the old segmentation presentation.

FLOW CONTROL SEGMENT RECORDS REVENUE GROWTH, BUT UNFAVORABLE PRODUCT MIX AFFECTS MARGINS

For the second quarter of 2002, the Flow Control segment recorded $276.3 million in revenues, an increase of 32.1% over the $209.1 million for the same quarter last year. Acquisitions accounted for $33.3 million of the year-over-year growth with $33.9 million coming from organic growth, mainly from on/off, control, and pressure relief valves. "Increases in sales from our valve product lines, largely driven by activity in the energy sector, more than offset decreases in our instruments," stated Murray, "with our meter business staying relatively flat."

Operating income increased to $28.8 million in the second quarter of 2002 from $24.2 million for the year-ago period. Acquisitions accounted for $3.4 million of the $4.6 million increase. Murray said, "An unfavorable product mix in our valve businesses, combined with continued margin pressure in our instruments business resulted in lower operating income margins in this segment."

"In our on/off valve product line, we shipped a substantial volume of low margin third-party buyouts associated with our large project business," explained Murray. "In the control valve and pressure relief valve product lines growth in new construction business combined with relatively flat MRO replacement and parts business resulted in an overall decline in margins. On the bright side, we continue to see improvement in margins from our acquisitions."

Backlog decreased sequentially from $339.1 million reported on March 31, 2002, to $313.8 million on June 30, 2002, but grew from $248.0 million reported on June 30, 2001. "Two major factors in the decrease of backlog in this segment are fulfillment of orders for a large project offshore Brazil and improved throughput of a major manufacturing facility in Italy," commented Murray.

MEASUREMENT SYSTEMS AFFECTED BY CAPITAL SPENDING SLOWDOWN

Revenues for the second quarter of 2002 in Measurement Systems were $78.9 million, up slightly to the $78.1 million for the second quarter of 2001. "Major oil companies continue to delay investment in retail fueling," stated Murray. "Increased sales internationally offset lower sales in North America."

Operating income increased to $6.7 million in the quarter ended June 30, 2002, an increase of 34% from the $5.0 million recorded for the same period in 2001.

Dresser, Inc. Reports Second Quarter 2002 Financial Results                    4



Backlog on June 30, 2002, was $42.1 million, a sequential decrease from the $49.4 million on March 31, 2002. "The slowdown in capital spending by our customers has shown up mainly in pump orders," said Murray, "although we have seen some positive momentum in our point-of-sale systems businesses." Backlog on June 30, 2001 was $57.6 million.

COMPRESSION AND POWER SYSTEMS DEPRESSED BY WEAK NATURAL GAS COMPRESSION MARKET

In the second quarter of 2002 Compression and Power Systems revenue declined to $65.9 million from the $88.1 million generated in the second quarter of 2001, a decrease of 25.2%. "The main driver in this segment continues to be the lack of demand in the natural gas compression business," said Murray.

Operating income in the quarter ended June 30, 2002, was $3.3 million, a decrease from the $15.2 million for the year-ago quarter. Murray stated, "Declines in both gas compression and the blower business negatively impacted profits and margins."

Backlog stood at $55.1 million on June 30, 2002, up slightly on a sequential basis from the $47.9 million on March 31, 2002. Backlog on June 30, 2001 was $100.7 million.

THIRD QUARTER EXPECTATIONS REFLECT CONTINUING CONDITIONS

Said Murray, "In the third quarter, we expect to see about the same level of third party buyouts and mix of new construction versus MRO business in our Flow Control segment. So far we have seen no signs of a significant increase in capital spending by customers in the general industrial economy, natural gas compression business, and retail fueling business and do not expect significant change in these areas or our overall operating results during the coming quarter."

CONFERENCE CALL

The Company's earnings conference call will be Thursday, August 15, at 11:00 a.m. EDT, 10:00 a.m. CDT. Following a brief presentation, participants will have the opportunity to ask questions. To participate in the call, dial 1-877-440-9648 (INTERNATIONAL DIAL 706-679-0668), TEN MINUTES before the conference call begins and ask for the Dresser conference.

There will also be a real-time audio webcast of the conference call by PrimeCast. To listen to the live call, select the webcast icon from http://www.dresser.com/internet/pages/investorrelations/index.cfm at least 15 minutes before the start of the call to register, download, and install any necessary audio software. Individuals accessing the audio webcast will be "listen only" and will not have the capability to take part in the Q&A session.

Dresser, Inc. Reports Second Quarter 2002 Financial Results                    5


A digital replay will be available one hour after the conclusion of the call. Interested individuals can access the webcast replay at http://www.dresser.com/internet/pages/investorrelations/index.cfm , by clicking on the webcast link. Phone replay will be available through August 19 and may be accessed by dialing 1-800-642-1687 (INTERNATIONAL DIAL 706-645-9291), THEN ENTER PASSCODE 5245621.

Headquartered in Dallas, Texas, Dresser, Inc. is a worldwide leader in the design, manufacture and marketing of highly engineered equipment and services sold primarily to customers in the flow control, measurement systems, and compression and power systems segments of the energy industry. Dresser has a widely distributed global presence, with over 8,000 employees and a sales presence in over 100 countries worldwide. The company's website can be accessed at www.dresser.com.

SAFE HARBOR STATEMENT:

In addition to the historical data contained herein, this document includes forward-looking statements regarding the future revenues and earnings of the Company, as well as expectations regarding backlog, orders and capital expenditures, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, not under the control of the Company, which can affect the Company's results of operations, liquidity or financial condition. Such factors may include overall demand for, and pricing of, the Company's products; the size and timing of orders; changes in the price and demand for oil and natural gas in both domestic and international markets; conditions in the general manufacturing economy; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity. In particular, current and projected oil and natural gas prices as well as demand for energy directly affect some customers' spending levels and their related purchases of many of the Company's products and services. Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company's future performance. Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

                          (financial tables to follow)



COMPANY CONTACT:                          MEDIA CONTACT:
   STEWART YEE                                DON KING
   DIRECTOR OF CORPORATE COMMUNICATIONS       BATES CHURCHILL INVESTOR RELATIONS
   (972) 361-9933                             (713) 267-7280
   stewart.yee@dresser.com                    dking@batesww.com

                                  DRESSER, INC.
                       CONSOLIDATED STATEMENT OF EARNINGS
                                   (UNAUDITED)
                                  (IN MILLIONS)



                                              THREE MONTHS ENDED              SIX  MONTHS ENDED
                                                   JUNE 30,                       JUNE 30,
                                        -----------------------------     -----------------------------
                                            2002            2001             2002              2001
                                        ------------     ------------     ------------     ------------
Revenues                                $      420.1     $      373.4     $      800.3     $      734.9
Cost of revenues                               302.7            257.5            576.1            507.6
                                        ------------     ------------     ------------     ------------
  Gross earnings                               117.4            115.9            224.2            227.3
Selling, engineering, administrative
   and general expenses                         82.8             73.1            156.9            147.1
                                        ------------     ------------     ------------     ------------
Operating Income                                34.6             42.8             67.3             80.2
Interest expense                               (23.4)           (18.9)           (57.0)           (19.1)
Other income (deductions)                        1.5             (1.3)             1.8             (3.5)
                                        ------------     ------------     ------------     ------------
Earnings before taxes                           12.7             22.6             12.1             57.6
Income taxes                                    (4.8)            (3.9)            (4.6)           (19.4)
                                        ------------     ------------     ------------     ------------
Net earnings                            $        7.9     $       18.7     $        7.5     $       38.2
                                        ============     ============     ============     ============

                                                   CURRENT BUSINESS SEGMENTATION


                                  DRESSER, INC.
                         INFORMATION BY BUSINESS SEGMENT
                                   (UNAUDITED)
                                  (IN MILLIONS)


                                                 THREE MONTHS ENDED                SIX  MONTHS ENDED
                                                       JUNE 30,                          JUNE 30,
                                            ------------------------------    -----------------------------
                                                2002             2001            2002              2001
                                            ------------     ------------     ------------     ------------
Revenues:
  Flow Control                              $      276.3     $      209.1     $      519.1     $      409.2
  Measurement Systems                               78.9             78.1            143.2            152.3
  Compression and  Power Systems                    65.9             88.1            139.9            176.8
  Eliminations                                      (1.0)            (1.9)            (1.9)            (3.4)
                                            ------------     ------------     ------------     ------------
                                            $      420.1     $      373.4     $      800.3     $      734.9
                                            ============     ============     ============     ============
Operating Income:
  Flow Control                              $       28.8     $       24.2     $       56.2     $       51.7
  Measurement Systems                                6.7              5.0              9.2              5.3
  Compression and  Power Systems                     3.3             15.2              9.4             28.9
  Eliminations                                      (4.2)            (1.6)            (7.5)            (5.7)
                                            ------------     ------------     ------------     ------------
                                            $       34.6     $       42.8     $       67.3     $       80.2
                                            ============     ============     ============     ============
EBITDA:
  Flow Control                              $       34.3     $       34.2     $       68.1     $       68.0
  Measurement Systems                                7.9              7.2             11.7              9.1
  Compression and  Power Systems                     6.5             18.3             15.9             35.3
  Eliminations                                      (3.8)            (3.6)            (7.1)            (5.4)
                                            ------------     ------------     ------------     ------------
                                            $       44.9     $       56.1     $       88.6     $      107.0
                                            ============     ============     ============     ============
SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
  Flow Control                              $        5.5     $        8.3     $       11.8     $       16.4
  Measurement Systems                                1.3              1.8              2.6              3.6
  Compression and  Power Systems                     3.2              3.1              6.5              6.4
  Eliminations                                       0.4              0.1              0.4              0.4
                                            ------------     ------------     ------------     ------------
                                            $       10.4     $       13.3     $       21.3     $       26.8
                                            ============     ============     ============     ============
Capital Expenditures:
  Flow Control                              $        1.8     $        2.0     $        4.3     $        5.8
  Measurement Systems                                0.1              2.4              0.8              3.4
  Compression and  Power Systems                     1.5              2.2              3.2              3.6
  Eliminations                                       0.2               --              0.2               --
                                            ------------     ------------     ------------     ------------
                                            $        3.6     $        6.6     $        8.5     $       12.8
                                            ============     ============     ============     ============
Backlog:
  Flow Control                              $      313.8     $      248.0     $      313.8     $      248.0
  Measurement Systems                               42.1             57.6             42.1             57.6
  Compression and  Power Systems                    55.1            100.7             55.1            100.7
  Eliminations                                      (4.6)            (4.4)            (4.6)            (4.4)
                                            ------------     ------------     ------------     ------------
                                            $      406.4     $      401.9     $      406.4     $      401.9
                                            ============     ============     ============     ============




                                                   June 30          March 31       December 31
                                                     2002             2002            2001
                                                 ------------     ------------     ------------
BALANCE SHEET:

   Cash and Cash Equivalents                     $       84.1     $       97.0     $       97.2
   Working Capital*                              $      481.8     $      471.5     $      463.5
   Total Assets                                  $    1,587.7     $    1,557.7     $    1,589.7
   Long-Term Debt, including Current Portion     $      995.2     $    1,019.4     $    1,025.0
   Total Debt                                    $    1,036.8     $    1,056.6     $    1,064.3



* Accounts receivable and inventories less accounts payable only.

                                                     PRIOR BUSINESS SEGMENTATION


                                  DRESSER, INC.
                         INFORMATION BY BUSINESS SEGMENT
                                   (UNAUDITED)
                                  (IN MILLIONS)


                                        THREE MONTHS ENDED                  SIX MONTHS ENDED
                                               JUNE 30,                           JUNE 30,
                                   ------------------------------      ------------------------------
                                      2002              2001               2002              2001
                                   ------------      ------------      ------------      ------------
Revenues:
  Flow Control                     $      218.3      $      149.5      $      403.6      $      286.9
  Measurement Systems                     136.8             136.7             258.5             274.1
  Power Systems                            65.9              88.1             139.9             176.8
  Eliminations                             (0.9)             (0.9)             (1.7)             (2.9)
                                   ------------      ------------      ------------      ------------
                                   $      420.1      $      373.4      $      800.3      $      734.9
                                   ============      ============      ============      ============
Operating Income:
  Flow Control                     $       23.3      $       18.8      $       45.1      $       35.5
  Measurement Systems                      12.2              12.6              20.4              21.5
  Power Systems                             3.3              15.2               9.4              28.9
  Eliminations                             (4.2)             (3.8)             (7.6)             (5.7)
                                   ------------      ------------      ------------      ------------
                                   $       34.6      $       42.8      $       67.3      $       80.2
                                   ============      ============      ============      ============
EBITDA:
  Flow Control                     $       26.6      $       23.8      $       52.4      $       45.5
  Measurement Systems                      15.6              17.4              27.4              31.5
  Power Systems                             6.5              18.3              15.9              35.3
  Eliminations                             (3.8)             (3.4)             (7.1)             (5.3)
                                   ------------      ------------      ------------      ------------
                                   $       44.9      $       56.1      $       88.6      $      107.0
                                   ============      ============      ============      ============
SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
  Flow Control                     $        3.3      $        5.0      $        7.4      $       10.0
  Measurement Systems                       3.5               5.1               7.0              10.0
  Power Systems                             3.2               3.1               6.5               6.4
  Eliminations                              0.4               0.1               0.4               0.4
                                   ------------      ------------      ------------      ------------
                                   $       10.4      $       13.3      $       21.3      $       26.8
                                   ============      ============      ============      ============
Capital Expenditures:
  Flow Control                     $        1.3      $        0.7      $        3.0      $        1.8
  Measurement Systems                       0.6               3.7               2.1               7.4
  Power Systems                             1.5               2.2               3.2               3.6
  Eliminations                              0.2                --               0.2                --
                                   ------------      ------------      ------------      ------------
                                   $        3.6      $        6.6      $        8.5      $       12.8
                                   ============      ============      ============      ============
Backlog:
  Flow Control                     $      291.1      $      224.3      $      291.1      $      224.3
  Measurement Systems                      64.8              81.3              64.8              81.3
  Power Systems                            55.1             100.7              55.1             100.7
  Eliminations                             (4.6)             (4.4)             (4.6)             (4.4)
                                   ------------      ------------      ------------      ------------
                                   $      406.4      $      401.9      $      406.4      $      401.9
                                   ============      ============      ============      ============




                                                   JUNE 30        MARCH 31       DECEMBER 31
                                                    2002            2002             2001
                                                 -----------     -----------     -----------
BALANCE SHEET:

   Cash and Cash Equivalents                     $      84.1     $      97.0     $      97.2
   Working Capital*                              $     481.8     $     471.5     $     463.5
   Total Assets                                  $   1,587.7     $   1,557.7     $   1,589.7
   Long-Term Debt, including Current Portion     $     995.2     $   1,019.4     $   1,025.0
   Total Debt                                    $   1,036.8     $   1,056.6     $   1,064.3



* Accounts receivable and inventories less accounts payable only.


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